UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2006

VISTA GOLD CORP.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-9025	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7961 Shaffer Parkway, Suite 5, Littleton, CO	80127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 981-1185

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2006, the Compensation Committee of the Board of Directors of Vista Gold Corp. (the “Company”) approved, and the independent Directors ratified, the annual base salaries and stock option grants for the Company’s executive officers including the Named Executive Officers in the Company’s 2006 Proxy Statement. Also on July 31, 2006, the Compensation Committee approved, and the Directors ratified, revised provisions for employment agreements for Gregory G. Marlier, Howard M. Harlan and Robert Perry. Also, the Compensation Committee approved, and the Directors ratified, changes to the compensation program for non-employee Directors.

Salaries and Option Grants

The Compensation Committee approved, and the independent Directors ratified, annual base salaries effective at the next payroll (being August 15, 2006) for executive officers, as follows:

Michael B. Richings	President and Chief Executive Officer	$175,000
Gregory G. Marlier	Chief Financial Officer	$122,500
Howard M. Harlan	Vice President of Business Development	$100,000
Robert Perry	Vice President of Exploration	$100,000

The Compensation Committee also approved, and the independent Directors ratified, grants of five-year non-qualified stock options to each of the above executive officers in accordance with the Company’s Stock Option Plan. Each grant was for 10,000 options at an exercise price of $9.73 (being the closing price of the Company’s common shares on the American Stock Exchange on July 28, 2006), with half of the options to vest on grant and the remaining half to vest on the first anniversary of the grant date.

Provisions for Employment Agreements

The Compensation Committee approved, and the independent Directors ratified, inclusion of the following provisions in the employment agreements of Messrs. Marlier, Harlan and Perry:

•	A six-month continuation of salary and benefits in case of termination by the Company (or constructive termination or the like) for convenience.

•	Starting in November 2008, these employment agreements will be renewed annually following a review by the Board of Directors confirming that such agreements remain in the best interests of the Company considering its financial position and employee performance.

•	The agreements will provide that, in case an employment agreement is not renewed, a severance agreement would be executed with the employee to provide for severance benefits for termination without cause, consistent with then-prevailing industry standards, taking into account the employee’s position and length of service with the Company, but in no case would provide for less than three months’ worth of salary and benefits.

Compensation of Non-Employee Directors

Effective July 1, 2006, compensation payable to each non-employee Director will consist of the following: a cash compensation retainer of $20,000 per year ($25,000 per year for the Chairman of the Audit Committee), payable in four quarterly installments commencing effective July 1, 2006, together with a grant of five-year non-qualified stock options to each of the non-employee Directors in accordance with the Company’s Stock Option Plan. Each grant is for 15,000 options at an exercise price of $9.73 (or Cdn.$11.01 in the case of non-employee Directors not resident in the U.S.), with one-third of the options to vest on grant, an additional one-third to vest on the first anniversary of the grant date and the final one-third to vest on the second anniversary of the grant date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA GOLD CORP.

By: /s/ Gregory G. Marlier
Gregory G. Marlier
Chief Financial Officer

Date: August 4, 2006